Exhibit 99.1
FORM OF
STONE ENERGY CORPORATION
PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS
AUGUST 27, 2008
THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF STONE ENERGY CORPORATION
     The undersigned stockholder(s) of Stone Energy Corporation (“Stone”), a Delaware corporation, hereby acknowledge(s) receipt of the Notice of Special Meeting of Stockholders and the joint proxy statement/prospectus and hereby appoint(s) David H. Welch, Kenneth H. Beer and Andrew L. Gates, III and each of them, attorneys and proxies for the undersigned (the “Proxies”), with full power of substitution, to vote all shares of Stone common stock that the undersigned may be entitled to vote at the Special Meeting of Stockholders of Stone (the “Special Meeting”) on, August 27, 2008 at 10:00 a.m., Central Time, in Lafayette, Louisiana, or at any adjournment or postponement thereof, upon the matters set forth below and described in the accompanying joint proxy statement/prospectus and upon such other business as may properly come before the meeting or any adjournment or postponement thereof.
     Please vote, date and sign this proxy card on the reverse side and return promptly in the enclosed envelope or submit your proxy by following the telephone or internet voting instructions provided on the reverse side.
     This proxy will be voted as directed or, if no direction is indicated, will be voted FOR Proposal 1, the approval of the issuance of additional shares of Stone common stock pursuant to the Agreement and Plan of Merger dated April 30, 2008, by and among Stone, Stone Energy Offshore, L.L.C. and Bois d’Arc Energy, Inc, and as the proxies deem appropriate on such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof.
     The undersigned hereby revokes all proxies previously given by the undersigned to vote at the Special Meeting or any adjournment or postponement thereof.
IMPORTANT—PLEASE SIGN AND RETURN IMMEDIATELY
(Continued and to be signed on the reverse side)
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☑	Please mark your votes as indicated in this example
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1.

		FOR	AGAINST	ABSTAIN
1.	PROPOSAL TO APPROVE THE ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK OF STONE ENERGY CORPORATION PURSUANT TO THE AGREEMENT AND PLAN OF MERGER, DATED AS OF APRIL 30, 2008, BY AND AMONG STONE ENERGY CORPORATION, STONE ENERGY OFFSHORE, L.L.C. AND BOIS d’ARC ENERGY, INC.	☐	☐	☐

I PLAN TO ATTEND THE MEETING If you check the box to the right, an admission card will be sent to you.	☐
This proxy is revocable and will be voted as directed, but if you sign and return this card but do not provide instructions, this proxy will be voted FOR the proposal listed. If any other business is presented at the special meeting, this proxy will be voted by the Proxies in the manner determined by a majority of the members of the Board of Directors. At the present time, the Board of Directors knows of no other business to be presented at the special meeting.
The undersigned acknowledges receipt, from Stone prior to the execution of this proxy, of a notice of special meeting of stockholders and a joint proxy statement/prospectus dated                      , 2008.

Signature (title, if any)	Signature (if held jointly)	Date

NOTE: Please sign exactly as your name appears hereon, joint owners must each sign. When signed as attorney, executor, administrator, corporate officer, trustee or guardian, please give full title as such.

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WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting are available through 11:59 PM Eastern Time the day prior to the special meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

TELEPHONE VOTING 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	INTERNET VOTING http://www.proxyvoting.com/sgy Use the internet to vote your proxy. Have your proxy card in hand when you access the website.
If you vote your proxy by internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.